Exhibit 10.1

Execution Copy

FLX BIO, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 18th day of December, 2018, by and among FLX Bio, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors” and amends and restates in its entirety the Prior Agreement (as defined below).

RECITALS

WHEREAS, on the date of this Agreement, the Company and certain of the Investors have entered into that certain Series C-2 Preferred Stock Purchase Agreement (the “Series C Agreement”);

WHEREAS, in order to induce such Investors to purchase Series C-2 Preferred Stock, par value $0.0001 per share (the “Series C-2 Preferred Stock”) and invest funds in the Company pursuant to the Series C-2 Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock, par value $0.0001 per share (the “Common Stock”), issued or issuable to them and certain other matters as set forth herein;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), Series B Preferred Stock (the “Series B Preferred Stock”) and, Series C Preferred Stock (the “Series C Preferred Stock” and together with the Series A Preferred Stock, Series B Preferred Stock and Series C-2 Preferred Stock, the “Preferred Stock”);

WHEREAS, the Prior Investors and the Company are parties to an Investors’ Rights Agreement dated December 15th, 2017 (the “Prior Agreement”); and

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.

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(c) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(d) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(f) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Agreement.

(g) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(h) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(i) The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(k) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under Section 2 of this Agreement are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(l) The term “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(m) The term “Rule 144” shall mean Rule 144 under the Act.

(n) The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

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(o) The term “Rule 405” shall mean Rule 405 under the Act.

(p) The term “SEC” shall mean the Securities and Exchange Commission.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $20,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

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(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.3 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.1 of this Agreement or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

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(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering, and (ii) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

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2.3 Form S-3 Registration. In case the Company shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities (for purposes of this Section 2.3, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii) if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 2.3;

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

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(vi) if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

(c) If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

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(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

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In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $40,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 2.1 of this Agreement, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 of this Agreement; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3 of this Agreement.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to

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which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

2.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder or any of such Holder’s family members, or (c) after such assignment or transfer, holds at least one million shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.12 of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least fifty-five percent (55%) of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

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2.12 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.12 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 2.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares or securities of the Company of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 2.12):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

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2.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2: (a) after five (5) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.

3. Covenants of the Company.

3.1 Delivery of Financial Statements.

(a) The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least one million four hundred thousand (1,400,000) shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) (a “Major Investor”):

(i) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and, from and after the date that the Company begins auditing its financial statements upon request by the Board, audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first four (4) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first four (4) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

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(iv) within thirty (30) days of the end of each month, an unaudited income statement for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(v) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(vi) such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (v) or any other subsection of Section 3.1 to provide information that (A) it deems in good faith to be a trade secret or similar confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b) Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that (A) it deems in good faith to be a trade secret or similar confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights. As long as Topspin Fund, LP (“Topspin”) owns not less than fifty percent (50%) of the shares of Series B Preferred Stock it purchased pursuant to the Series B Preferred Stock Purchase Agreement, dates as of April 21, 2016 (the “Series B Agreement”), and not less than fifty percent (50%) of the shares of Series C Preferred Stock it is purchasing pursuant to the Series C Agreement (as each may be adjusted for any stock split, dividend, combination or other recapitalization)(or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite one representative of Topspin to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representatives copies of all notices, minutes, consents, and other materials that it provides to its directors and, as long as The Regents of The University of California (“UC Regents”) owns not less than fifty percent (50%) of the shares of Series B Preferred Stock it purchased pursuant to the Series B Agreement and not less than fifty percent (50%) of the shares of Series C Preferred Stock

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it is purchasing under the Series C Agreement (as each may be adjusted for any stock split, dividend, combination or other recapitalization)(or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite one representative of UC Regents to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall also give such representatives copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided unless otherwise required by law; and provided further, that the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

3.4 Termination of Information, Inspection and Observation Covenants. The covenants set forth in Sections 3.1, 3.2 and 3.3 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of a Qualified Public Offering, as that term is defined in the Restated Certificate, (b) the occurrence of a Stockholder Automatic Conversion, as that term is defined in the Restated Certificate, (c) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur and (d) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.

3.5 Right of First Offer. Subject to the terms and conditions specified in this Section 3.5, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 3.5, the term “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 4.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) (such amount, a “Pro Rata Share”). At the expiration of such twenty (20)

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calendar day period, the Company shall promptly, in writing, notify each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) calendar day period commencing after the Company has given such notice to the Fully-Exercising Investors, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c) If all Shares that Major Investors are entitled to obtain pursuant to Section 3.5(b) of this Agreement are not elected to be obtained as provided in Section 3.5(b) of this Agreement, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.5(b) of this Agreement, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.5 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board; (ii) the issuance of securities pursuant to the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public or a Stockholder Automatic Conversion (as defined in the Restated Certificate); (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iv) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, provided such acquisition is approved by the Board; (v) the issuance and sale of Series C-2 Preferred Stock pursuant to the Series C-2 Agreement; (vi) the issuance of stock, warrants or other securities or rights pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board and is primarily for non-equity financing purposes; (vii) the issuance of stock, warrants or other securities or rights to Persons or entities with which the Company has business relationships, provided such issuances are approved by the Board and are primarily for non-equity financing purposes or (viii) the issuance of securities that are issued with unanimous approval of the Board and the Board specifically states that such securities shall not be subject to this Section 3.5. In addition to the foregoing, the right of first offer in this Section 3.5 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

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(e) The rights provided in this Section 3.5 may not be assigned or transferred by any Major Investor; provided, however, that UC Regents or a Major Investor that is a venture capital fund may assign or transfer such rights to its Affiliates.

(f) The covenants set forth in this Section 3.5 shall terminate and be of no further force or effect upon the consummation of (i) Qualified Public Offering, (ii) a Stockholder Automatic Conversion or (ii) a Liquidation Event, as such capitalized terms are defined in the Restated Certificate.

3.6 Proprietary Information and Inventions Agreements. The Company shall require all present and future employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board or a consulting agreement containing substantially similar proprietary rights assignment and confidentiality provisions.

3.7 Employee Agreements. Unless approved by the Board, all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period (plus an additional period of up to eighteen (18) days) in connection with the Initial Public Offering. The Company shall retain a right of first refusal on transfers until the Initial Public Offering and the right to repurchase unvested shares at cost.

3.8 Insurance. The Company has as of the date hereof directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board, and will use its commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board determines that such insurance should be discontinued.

3.9 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of

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any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

3.10 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, or elsewhere, as the case may be.

3.11 Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to this Agreement or otherwise as a stockholder of the Company which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.11, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.

3.12 Termination of Certain Covenants. The covenants set forth in Sections 3.6 and 3.7 shall terminate and be of no further force or effect upon the consummation of (a) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public or (b) a Liquidation Event, as that term is defined in the Restated Certificate.

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3.13 Right to Conduct Activities. The Company hereby agrees and acknowledges that (i) Schroder Adveq Technology VIII L.P. (together with its Affiliates, “Schroder”) and (ii) GV 2017, L.P. and GV 2019 L.P. (together with their Affiliates, “GV”) are professional investment organizations, and as such review the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Schroder and GV shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Schroder or GV in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of Schroder or GV to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

4.3 Counterparts; Facsimile. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at 561 Eccles Avenue, South San Francisco, CA 94080, Attention: Chief Executive Officer and to the other parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).

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4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 3.1, Section 3.2, Section 3.3, Section 3.4 and Section 3.5) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding at least fifty-five percent (55%) of the Registrable Securities. The provisions of Section 3.1, Section 3.2, Section 3.3, Section 3.4 and Section 3.5 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding at least fifty-five percent (55%) of the Registrable Securities then held by all of the Major Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company; provided, that any amendment materially and adversely changing the rights or obligations of a Major Investor in a manner different from all other Major Investors shall require the written consent of such Investor.

4.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.10 Additional Investors. Notwithstanding Section 4.7, no consent shall be necessary to add additional Investors as signatories to this Agreement and to update Schedule A accordingly, provided that such Investors have purchased Series C-2 Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series C-2 Agreement.

4.11 Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 4.7 of the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

FLX BIO, INC.

By:	/s/ Brian Wong

	Name:	Brian Wong
	Title:	Chief Executive Officer

Address:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

AJU LIFE SCIENCE 3.0 VENTURE FUND

By:	/s/ Ji-won Kim

	Name:	Ji-won Kim
	Title:	CEO
Address:	201 Teheran-ro, 5th Floor Gangnam-gu, Seoul, Korea 06141

AJU GOOD VENTURE FUND

By:	/s/ Ji-won Kim

	Name:	Ji-won Kim
	Title:	CEO
Address:	201 Teheran-ro, 5th Floor Gangnam-gu, Seoul, Korea 06141

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTORS:

HARTFORD HEALTHCARE CORPORATION DEFINED BENEFIT MASTER TRUST

By: /s/ David J. Holmgren

	Name:	David J. Holmgren
	Title:	Chief Investment Officer
Address:	80 Seymour Street
Hartford, CT 06102

HARTFORD HEALTHCARE ENDOWMENT, LLC

By: /s/ David J. Holmgren

	Name:	David J. Holmgren
	Title:	Chief Investment Officer
Address:	80 Seymour Street
Hartford, CT 06102

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

SCHRODER ADVEQ TECHNOLOGY VIII L.P.

By: Schroder Adveq Technology Management VIII L.P., its general partner

By: Schroder Adveq Management Jersey Ltd., its general partner

By:	/s/ Mark Nieuwenhuis /s/ Monika Pinel

	Name:	Mark Nieuwenhuis Monika Pinel
	Title:	Director Authorized Signatory
Address:	Schroder Adveq Technology VIII L.P. 50 Lothian Road Festival Square Edinburgh EH3 9WJ Scotland

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

PONOI CAPITAL, LP
By:	Ponoi Management, LLC
Its:	General Partner

By:	/s/ James Evangelista

	Name:	James Evangelista
Title:
Address:	1700 Owens Street, Suite 500
San Francisco, CA 94158

PONOI CAPITAL II, LP
By:	Ponoi II Management, LLC
Its:	General Partner

By:	/s/ James Evangelista

	Name:	James Evangelista
Title:
Address:	1700 Owens Street, Suite 500
San Francisco, CA 94158

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Jason Doren

	Name:	Jason Doren
Title:

Address:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

TOPSPIN FUND, LP

By:	/s/ Steven J. Winick

	Name:	Steven J. Winick
Title:
Address:	3 Expressway Plaza
Roslyn Heights, NY 11577

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

TOPSPIN BIOTECH FUND II, LP

By:	/s/ Steven J. Winick

	Name:	Steven J. Winick
Title:

Address:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

CELGENE CORPORATION

By:	/s/ Robert Hershberg

	Name:	Robert Hershberg
	Title:	EVP, BD
Address:	86 Morris Avenue
Summit, NJ 07901

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

CELGENE SWITZERLAND LLC

By:	/s/ Kevin Mello

	Name:	Kevin Mello
	Title:	Manager
Address:	30 Woodbourne Ave
Pembroke BDA

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Jagdeep Singh Bachher

	Name:	Jagdeep Singh Bachher
	Title:	Chief Investment Officer
Address:	1111 Broadway
Oakland, CA 94607

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

GV 2019, L.P.

By: GV 2019 GP, L.P., its General Partner By: GV 2019 GP, L.L.C., its General Partner

By:	/s/ Daphne Chang

	Name:	Daphne Chang
	Title:	Authorized Signatory
Address:	Attn: GV Legal Department 1600 Amphitheatre Parkway Mountain View, CA 94043

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

GV 2017, L.P.

By: GV 2017 GP, L.P., its General Partner By: GV 2017 GP, L.L.C., its General Partner

By:	/s/ Daphne Chang

	Name:	Daphne Chang
	Title:	Authorized Signatory
Address:	Attn: GV Legal Department 1600 Amphitheatre Parkway Mountain View, CA 94043

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

KRAVIS INVESTMENT PARTNERS LLC

By:	/s/ Henry R. Kravis

	Name:	Henry R. Kravis
	Title:	Member

Address:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

FRANKLIN BERGER

By:	/s/ Franklin Berger

Name:
	Title:	individual
Address:	257 Park Avenue, 15th Floor
New York, NY 10010

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

THE WONG FAMILY TRUST DATED FEBRUARY 4, 2008

By:	/s/ Brian Wong

	Name:	Brian Wong
	Title:	Trustee

Address:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

RIEFLIN FAMILY TRUST U/A DTD 4/3/00, WILLIAM J. RIEFLIN AND PRUDENCE H. RIEFLIN, TRUSTEES

By:	/s/ William J. Rieflin

	Name:	William J. Rieflin
	Title:	Trustee

Address:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

THE COLUMN GROUP II, LP

By:	The Column Group II GP, LP
Its:	General Partner

By:	The Column Group, LLC
Its:	General Partner

By:	/s/ James Evangelista

	Name:	James Evangelista
Title:
Address:	1700 Owens Street, Suite 500
San Francisco, CA 94158

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTOR:

HUADONG MEDICINE (HONG KONG) INVESTMENT HOLDING CO., LTD

By:	/s/ Honglan Ma

	Name:	Honglan Ma
	Title:	Director
Address:	ROOM 1405, 14/F., LUCKY
CENTRE, 165 WANCHAI
ROAD,WANCHAI HONG
KONG

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

INVESTOR:

THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK

By: /s/ Julius Mercado

	Name:	Julius Mercado
	Title:	Chief Operating Officer
Columbia Investment Management
Company, LLC
Address:	405 Lexington Avenue, 63rd Floor
New York, NY 10174

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

T. ROWE PRICE NEW HORIZONS FUND, INC.

T. ROWE PRICE NEW HORIZONS TRUST

T. ROWE PRICE U.S. EQUITIES TRUST

MASSMUTUAL SELECT FUNDS MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND

Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Alexander Roik

Name:	Alexander Roik

Title:	Vice President

Address: T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President Phone: 410-345-2090 E-mail: Andrew_Baek@troweprice.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

TD MUTUAL FUNDS - TD HEALTH SCIENCES FUND

VALIC COMPANY I - HEALTH SCIENCES FUND

T. ROWE PRICE HEALTH SCIENCES PORTFOLIO

Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ John Hall

Name:	John Hall

Title:	Vice President

Address: T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President Phone: 410-345-2090 E-mail: Andrew_Baek@troweprice.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

FOR FLX BIO, INC.

SCHEDULE A

SCHEDULE OF INVESTORS

Topspin Biotech Fund II, LP

The Regents of the University of California

The Wong Family Trust Dated February 4, 2008

KPCB Holdings, Inc., as nominee

The Rosen 1996 Family Trust Dated June 28, 1996

Juan Carlos Jaen and Anita Galeana, as trustees of the Juan Carlos Jaen and Anita Galeana 2000 Trust

G&H Partners

Brandon Reid Rosen Trust U/A/D 11-22-1996

Connor Edwin Rosen Trust U/A/D 11-22/1996

Cameron Clark Rosen Trust U/A/D 06-22-1999

Sharlene Stein Trust A Restated 03-16-2005

Brian Landan

Tim Yuen and Samantha Stein Leah Stein

Harvey S. Rosen and Marsha E. Novick, Jt Ten WROS Bruce Irwin Rosen

Manolita Galeana, as Trustee of the Manolita Galeana November 4, 1993 Revocable Living Trust

Frank E. Galeana

Frederick J. Dotzler and Cassandra L. Dotzler Trustees of the Dotzler Family Trust UDT Dated August 9, 2001

Rieflin Family Trust u/a dtd 4/3/00, William J. Rieflin and Prudence H. Rieflin, Trustees

Yasunori Kaneko & Yumi Kaneko, trustees of the Kaneko Family Trust dated January 20, 1992

Judy Maria Wong

Gary Goodman and Bradley Matteoni

Karl Handelsman

Nigel and Josephine Walker Living Trust dtd. 02/19/2013

Tim Sullivan and Jana Sullivan

Julio Medina

Shichang Miao

Lorelei & Frank Chambers

R. L. Freitas & R. G. Freitas CO-TTEE Robert Freitas Rita Freitas Rev Tst

Larry Martial Etcheverry and Ariel Anne Etcheverry Family Trust U/A dtd March 8, 2005

Mollie & Kurt Jurgenson

McEvoy-Worsencroft Family Trust u/a/d 7-29-94 Mary Tsay

Jennifer Berrueta Vergara Cozad Investments, LP

Mark E. and Patricia M. Hayes, Community Property

Jack G. Simke

Robin D. Raphael-Simke

John David Jaen, Trustee of the 2013 Irrevocable Juan Jaen Family Trust, Dated December 7, 2013

John David Jaen, Trustee of the 2013 Irrevocable Anita Galeana Family Trust, Dated December 7, 2013

The Board of Trustees of the Leland Stanford Junior University (SEVF II)

Celgene Corporation

AMGEN Inc.

The Column Group II, LP

Celgene Switzerland LLC

Kravis Investment Partners LLC

PENSCO Trust Company LLC Custodian FBO Dr. Leo A. Guthart Roth IRA

Ponoi Capital, LP

Topspin Fund, LP

GV 2017, L.P.

FV PE Holdings, LLC

Franklin Berger

Aju Life Science 3.0 Venture Fund

Aju Good Venture Fund

Hartford HealthCare Corporation Defined Benefit Master Trust

Hartford HealthCare Endowment, LLC

Schroder Adveq Technology VIII L.P.

Ponoi Capital II, LP

GV 2019, L.P.

Huadong Medicine (Hong Kong) Investment Holding Co., Ltd.

The Trustees of Columbia University in the City of New York

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

T. Rowe Price Health Sciences Fund, Inc. TD Mutual Funds - TD Health Sciences Fund VALIC Company I - Health Sciences Fund

T. Rowe Price Health Sciences Portfolio